Exhibit 4.2




                             [Front of Certificate]



NUMBER                                                                   SHARES
______                                                                   ______


                              CORECOMM LIMITED
                  INCORPORATED UNDER THE LAWS OF DELAWARE


                              PREFERRED STOCK
             Shares of 8.5% Senior Convertible Preferred Stock
               par value $0.01 per share, of CoreComm Limited



THIS CERTIFIES THAT
_________________________________________________ is the owner of
______________________________________Shares of the Preferred Stock of
CORECOMM LIMITED fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers, and its Corporate Seal to be hereunto affixed this _____ day of __________ A.D. _____.


_______________________________                   ____________________________
     Secretary/Treasurer                                  President


                              [Back of Certificate]

THE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF CORECOMM LIMITED (THE "PREFERRED STOCK") (AND THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF CORECOMM LIMITED (THE "COMMON STOCK") INTO WHICH THE PREFERRED STOCK MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. THE TRANSFER OF THE PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAS BEEN CONVERTED) EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED AUGUST 4, 2000, AS AMENDED, BY AND BETWEEN CORECOMM LIMITED AND BOOTH AMERICAN COMPANY, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF CORECOMM LIMITED AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED STOCK (OR COMMON STOCK, IF THE PREFERRED STOCK HAS BEEN CONVERTED) UPON WRITTEN REQUEST TO CORECOMM LIMITED.

CORECOMM LIMITED WILL FURNISH, WITHOUT CHARGE, TO EACH HOLDER OF THE PREFERRED STOCK, WHO SO REQUESTS IN WRITING TO THE SECRETARY OF CORECOMM LIMITED, THE POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE PREFERRED STOCK.


         The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common UNIF GIFT MIN ACT -     Custodian     under
TEN ENT -- as tenants by the entireties                 (Cust)       (Minor)
JT TEN  -- as joint tenants with right of                Uniform Gifts to
           survivorship and not as                          Minors Act
           tenants in common                             (State)

         Additional abbreviations, may also be used though not in the above list.


FOR VALUE RECEIVED, _____ HEREBY SELL, ASSIGN AND TRANSFER UNTO


PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE


_________________________________________


_____________________________SHARES REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.



                                          DATED:___________________________
                                                IN PRESENCE OF



__________________________                       __________________________